UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 7, 2018

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant’s telephone number, including area code

___________________________________________
(Former Name, if Changed Since Last Report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)              Pursuant to a letter dated September 7, 2018, David C. Goldberg, who had served as the chief operating officer of Aeon Global Health Corp. (the “Company”) since September 11, 2017, notified the Company that his position of chief operating officer terminated on or about May 13, 2018. As of that date, the Company and Mr. Goldberg reached an understanding to modify the terms of his employment and he continued in the employ of the Company until September 2018.  The Company believed Mr. Goldberg continued to occupy the position of chief operating officer under the terms of the modification; however, Mr. Goldberg believed otherwise and confirmed such in his September 7, 2018 letter.  Mr. Goldberg was compensated by the Company as an employee until such time. The Company has not entered into any compensatory or severance arrangements with Mr. Goldberg in connection with the termination of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEON GLOBAL HEALTH CORP.

By: /s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer
Date: September 13, 2018

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